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                                 EXHIBIT 99.1



[ATTACHED]
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                  [MORRISON KNUDSEN NEWS RELEASE LETTERHEAD]



                                April 19, 1999

         MORRISON KNUDSEN CORPORATION ANNOUNCES EXECUTIVE APPOINTMENTS

     BOISE - Dennis R. Washington, president and chief executive officer of Morrison Knudsen Corporation, today announced the appointments of three executives to new positions in the company.

     Reed Brimhall has been elected corporate vice president and controller, based at the company's headquarters in Boise, Idaho. He has served as vice president of audit and government accounting since joining the company in 1997. Brimhall came to MK from SCIENTECH, Inc., where he was secretary and controller. He earlier served as senior associate dean of finance and administration, director of government cost and rate studies, and director of internal audit at Stanford University; and senior audit and consulting manager at Deloitte & Touche. Brimhall is an accounting graduate of Idaho State University and a CPA.

     Douglas L. Brigham will serve as senior vice president and chief financial officer of the MK Engineers & Constructors Group, based in Cleveland. Brigham joined MK in 1987 and most recently held the position of vice president and controller at the company's headquarters in Boise. Previous positions with MK include: vice president and treasurer, manager of investor relations, and manager of corporate finance. He is a business administration graduate of Albertson College of Idaho and holds an MBA from Boise State University.

     Jonathan M. Robertson will serve as senior vice president, strategic development and general counsel for the MK Engineers & Constructors Group in Cleveland. Robertson has been with MK since 1992, serving as associate general counsel and has been instrumental in the company's transactional work. Prior to joining MK, he held positions in the mergers and acquisitions, corporate finance, project finance and public finance departments of the law firm of Skadden, Arps, Slate, Meagher & Flom. Robertson earned a Juris Doctorate degree from the University of Southern California and bachelors and masters degrees from Trinity Hall, Cambridge University in England. He is a candidate for the CFA designation.

     "The experience and capabilities that these three individuals bring to MK is unsurpassed in the industry," said Washington. "We anticipate strong growth for the Engineers &

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Constructors Group and it is important that we have the organizational structure to support this growth. Our plan is to build an organization that strengthens the entire company and enhances MK's ability to serve both our public- and private-sector clients."

     Morrison Knudsen Corporation (MK-NYSE) has 22,000 people at work in more than 35 countries serving the energy, environmental, government, heavy-civil, industrial, mining, nuclear services, operation and maintenance, process, transportation, and water-resource markets as an engineer, constructor, and program manager.
                                    # # # #

This news release contains "forward-looking statements" within the meaning of the private securities litigation reform act of 1995, which are identified by the use of forward-looking terminology such as "may", "will," "could," "should", "expect," "anticipate," "intend," "plan," "estimate," or "continue" or the negative thereof or other variations thereof. Such forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in social, economic, business, industry, market, legal, and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the corporation's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial, and other governmental authorities and officials.